Exhibit 99.1

Clearwater Analytics Announces Third Quarter 2022 Financial Results

Record Quarterly Revenue of $76.6 Million

Third Quarter Revenue Up 19% Year-Over-Year, Up 4.3% Sequentially Over Q2

15 Consecutive Quarters of 98% Gross Revenue Retention

BOISE, Idaho — November 2, 2022 — Clearwater Analytics Holdings, Inc. (NYSE: CWAN) (“Clearwater Analytics” or the “Company”), an industry-leading SaaS solution for automated investment data aggregation, reconciliation, accounting, and reporting, announced today its financial results for the quarter ended September 30, 2022.

“Clearwater delivered a strong quarter as we won large and global organizations such as Nationwide Mutual Insurance Company, Continental General, Chandler Asset Management, and Bronte Capital, achieving our mission to expand into new geographies and adjacent markets. Through the pending acquisition of JUMP Technology in France, we will diversify our product portfolio while expanding our software to be an end-to-end investment lifecycle and achieving immediate scale in Europe,” said Sandeep Sahai, Chief Executive Officer. “We’re proud of the momentum we’ve maintained in Q3 which we believe is due to our high customer satisfaction and focused go-to-market activities. As companies around the globe tighten their belts, they have astutely determined that Clearwater is the smart choice for their required productivity. With many of the world’s largest organizations making strategic investments in their future with Clearwater, we are honored by their partnership and look forward to helping them grow and thrive.”

Third Quarter 2022 Financial Results Summary

•
Revenue: Total revenue for the third quarter of 2022 reached $76.6 million, an increase of 19%, from $64.5 million in the third quarter of 2021.
•
Gross Profit: Gross profit for the third quarter of 2022 was $53.8 million, compared with $46.7 million in the third quarter of 2021. Non-GAAP gross profit for the third quarter of 2022 was $57.3 million, which equates to a 74.8% non-GAAP gross margin.
•
Net Income/(Loss): Net loss for the third quarter of 2022 was $3.0 million compared with net loss of $11.4 million in the third quarter of 2021. In the third quarter of 2022, the Company recorded a $2.6 million expense related to its Tax Receivable Agreement and $1.3 million in transaction expenses related to the JUMP Technology acquisition. Net loss in the third quarter of 2021 included a $10.3 million loss on debt extinguishment. Non-GAAP net income for the third quarter of 2022 increased by 59% to $13.8 million from $8.7 million in the third quarter of 2021.
•
Adjusted EBITDA: Adjusted EBITDA for the third quarter of 2022 was $18.8 million, compared with $17.1 million in the third quarter of 2021. Adjusted EBITDA margin for the third quarter of 2022 was 24.6%.
•
Cash Flows: Operating cash flows for the third quarter were $14.7 million and free cash flows were $12.8 million reflecting a 68% conversion of Adjusted EBITDA to free cash flow.
•
Net Income/(Loss) Per Share and Non-GAAP Net Income Per Share attributable to Clearwater Analytics Holdings, Inc.: Net loss per basic share was $0.02, and net loss per diluted share was $0.01 in the third quarter of 2022. Non-GAAP net income per basic share was $0.07, and non-GAAP net income per diluted share was $0.06 in the third quarter of 2022.
•
Cash: Cash, cash equivalents and short-term investments were $291.5 million as of September 30, 2022.

Third Quarter 2022 Key Metrics Summary

•
Annualized Recurring Revenue: As of September 30, 2022, annualized recurring revenue (“ARR”) reached $303.6 million, an increase of 18.1% from $257.0 million as of September 30, 2021.

ARR is calculated at the end of a period by dividing the recurring revenue in the last month of such period by the number of days in the month and multiplying by 365.

•
Gross Revenue Retention Rate: As of September 30, 2022, the gross revenue retention rate was 98%. The Company has reported a gross revenue retention rate of 98% for fifteen consecutive quarters.

Gross revenue retention rate represents annual contract value (“ACV”) at the beginning of the 12-month period ended on the reporting date less client attrition over the prior 12-month period, divided by ACV at the beginning of the 12-month period, expressed as a percentage. ACV is comprised of annualized recurring revenue plus contracted-not-billed revenue, which represents the estimated annual contracted revenue for new and existing client opportunities prior to revenue recognition.

•
Net Revenue Retention Rate: As of September 30, 2022, the net revenue retention rate was 103%, a decline from 104% as of June 30, 2022. The new pricing construct discussed on our August 3, 2022 earnings call has started to bear fruit and has partially offset ARR decreases in the third quarter of 2022.

Net revenue retention rate is the percentage of recurring revenue from clients on the platform for 12 months and includes changes from the addition, removal, or value of assets on our platform, contractual changes that have an impact to annualized recurring revenues and lost revenue from client attrition.

Recent Business Highlights

•
Clearwater Analytics announced that it had entered into an agreement to acquire Paris, France-based JUMP Technology. The transaction will vastly expand Clearwater Analytics’ total addressable market in investment management with a complete front-to-back solution. JUMP Technology’s solutions are expected to benefit existing Clearwater customers, provide cross-sell opportunities in both the insurance and asset management markets, and expand the Company’s reach across Europe. Clearwater expects the acquisition to close in the fourth quarter of 2022.
•
Clearwater Analytics continued strong growth momentum across new markets and geographies. In the third quarter, we added marquee clients such as Nationwide Mutual Insurance Company, Altos Labs, Inc., Chandler Asset Management, Inc., Continental General Insurance Company, FAI Capital Management, Inc., The Bank of Nevis Limited, and Sonatus, Inc., as well as expanded our footprint within existing clients.
o
Chimera Investment Corporation, an internally managed real estate investment trust (REIT) headquartered in New York City and publicly traded on the NYSE, is now live with Clearwater to provide investment data transparency while supporting sophisticated accounting requirements.
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INTÉRIALE Mutual, a leading French insurer, is live with Clearwater Analytics as its investment accounting and reporting service provider.
o
Bronte Capital, a Sydney-based, global long/short fund manager, selected Clearwater to power its investment data management, reporting, and portfolio analytics.
•
Clearwater Analytics hosted its Clearwater Connect conference in Boise, Idaho in September. More than 500 current and prospective Clearwater Analytics users learned about the Company’s award-winning platform and explored the future of investment operations. Clearwater Connect attendees got a first look at the newest features and capabilities of the Clearwater platform and learned how these innovative technologies can be used to significantly boost business productivity and growth opportunities.
•
In the third quarter of 2022, Clearwater Analytics announced the appointments of Lisa Jones, an asset management veteran and Head of the Americas, President, and CEO of Amundi US, Inc., and Jaswinder Pal Singh, a Princeton Computer Science Professor and SaaS tech pioneer, to its Board of Directors.
•
In the third quarter of 2022, Captive Review named Clearwater Analytics the winner of the 2022 US Captive Review Awards in the Software Solution category.
•
To offer additional insight into how insurance companies manage their assets, Clearwater Analytics, in collaboration with The Insurance Asset Outsourcing Exchange, announced the publication of the 2022 Insurance Investment Outsourcing Report. This ninth annual report found continued substantial growth in insurance companies’ use of third-party investment management solutions.

Third Quarter and Full-Year 2022 Guidance

	Fourth Quarter 2022	Full Year 2022
Revenue	$79.3 million to $81.3 million	$300 million to $302 million
Year-over-Year Growth %	~14% to 16%	~19% to 20%
Adjusted EBITDA	$22.2 million to $23.2 million	$79 million to $80 million

Revenue guidance for the fourth quarter of 2022 and full year 2022 assumes, based on management’s estimates, approximately $1 million in revenue from JUMP Technology post-acquisition, which is dependent on the timing of closing such acquisition.

Certain components of the guidance given above are provided on a non-GAAP basis only without providing a reconciliation to guidance provided on a GAAP basis. Information is presented in this manner, consistent with Securities and Exchange Commission (the “SEC”) rules, because the preparation of such a reconciliation could not be accomplished without “unreasonable efforts.” The Company does not have access to certain information that would be necessary to provide such a reconciliation, including non-recurring items that are not indicative of the Company’s ongoing operations. The Company does not believe that this information is likely to be significant to an assessment of the Company’s ongoing operations.

Conference Call Details

Clearwater Analytics will hold a conference call and webcast on November 2, 2022, at 5:00 p.m. Eastern time to discuss third quarter 2022 financial results, provide a general business update, and respond to analyst questions.

A live webcast of the call will also be available on the Company’s investor relations website. Please visit investors.clearwateranalytics.com at least fifteen minutes prior to the start of the event to register, download and install any necessary audio software.

If you are unable to participate live, a replay of the webcast will be available following the conference call on the Company’s investor relations website, along with the earnings press release, and related financial tables.

About Clearwater Analytics

Clearwater Analytics is a global industry-leading SaaS solution for automated investment data aggregation, reconciliation, accounting, compliance, risk, performance, and reporting. Each day, the Clearwater solution reports on more than $5.9 trillion in assets for clients that include leading insurers, asset managers, corporations, pension plans, governments, and nonprofit organizations – helping them make the most of their investment portfolio data with a world-class product and client-centric servicing. Investment professionals around the globe trust Clearwater to deliver timely, validated investment data and analytics. Additional information about Clearwater can be found at clearwateranalytics.com, LinkedIn, and Twitter.

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Investor Contact:
Joon Park | +1 415-906-9242 | investors@clearwateranalytics.com

Media Contact:
Claudia Cahill | +1 703-728-1221 | press@clearwateranalytics.com

Use of non-GAAP Information

This press release contains certain non-GAAP measures, including non-GAAP gross profit, non-GAAP gross margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per diluted share and free cash flow.

The non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. However, the Company believes that this non-GAAP information is useful as an additional means for investors to evaluate its operating performance, when reviewed in conjunction with its GAAP financial statements. These measures should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP, and because these amounts are not determined in accordance with GAAP, they should not be used exclusively in evaluating the Company's business and operations. In addition, undue reliance should not be placed upon non-GAAP or operating information because this information is neither standardized across companies nor subjected to the same control activities and audit procedures that produce the Company's GAAP financial results.

The Company's non-GAAP statement of operations measures, including non-GAAP gross profit, non-GAAP gross margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per diluted share and free cash flow, are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of its ongoing operations. These adjusted measures exclude the impact of share-based compensation and eliminate potential differences in results of operations between periods caused by factors such as financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges. Please refer to the reconciliations of these measures below to what the Company believes are the most directly comparable measures evaluated in accordance with GAAP.

Use of Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include information concerning the Company's possible or assumed future results of operations, business strategies, technology developments, financing and investment plans, dividend policy, competitive position, industry, economic and regulatory environment, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms, but are not the exclusive means of identifying such statements.

Forward-looking statements involve known and unknown risks, uncertainties, and other factors, many of which are beyond Clearwater Analytics’ control, that may cause the Company's actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties may cause actual results to differ materially from Clearwater Analytics’ current expectations and include, but are not limited to, the Company's ability to keep pace with rapid technological change and competitors in its industry, the possibility that market volatility, a downturn in economic conditions or other factors may cause negative trends or fluctuations in the value of the assets on the Company’s platform, the Company's ability to manage growth, the Company's ability to attract and retain skilled employees, the possibility that the Company's solutions fail to perform properly, disruptions and failures in the Company's and third parties’ computer equipment, cloud-based services, electronic delivery systems, networks and telecommunications systems and infrastructure, the failure to protect the Company, its customers’ and/or its vendors’ confidential information and/or intellectual property, claims of infringement of others’ intellectual property, risk factors related to the Company’s acquisition of JUMP Technology, including the Company’s ability to (i) complete the acquisition of JUMP Technology on the Company’s expected timing or at all, (ii) successfully integrate the operations and technology of JUMP Technology with those of the Company, and (iii) retain the management and employees or clients of JUMP Technology, factors related to the Company's ownership structure and status as a “controlled company” as well as other risks and uncertainties detailed in Clearwater Analytics’ periodic public filings with the SEC, including but not limited to those discussed under "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 16, 2022, and in other periodic reports filed by Clearwater Analytics with the SEC. These filings are available at www.sec.gov and on Clearwater Analytics’ website.

Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release and should not be relied upon as representing Clearwater Analytics’ expectations or beliefs as of any date subsequent to the time they are made. Clearwater Analytics does not undertake to and specifically declines any obligation to update any forward-looking statements that may be made from time to time by or on behalf of Clearwater Analytics.

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Clearwater Analytics Holdings, Inc.

Consolidated Balance Sheets

(In thousands, except share amounts and per share amounts, unaudited)

	September 30	December 31
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$288,523	$254,597
Short-term investments	3,000	—
Accounts receivable, net	65,241	50,190
Prepaid expenses and other current assets	16,382	16,551
Total current assets	373,146	321,338
Property and equipment, net	13,534	10,738
Operating lease right-of-use assets, net	21,402	—
Deferred contract costs, non-current	5,765	5,687
Debt issuance costs - line of credit	776	922
Other non-current assets	5,105	5,670
Total assets	$419,728	$344,355
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,714	$1,416
Accrued expenses and other current liabilities	25,745	27,032
Notes payable, current portion	2,750	2,750
Operating lease liability, current portion	5,343	—
Total current liabilities	35,552	31,198
Notes payable, less current maturities and unamortized debt issuance costs	49,158	51,157
Operating lease liability, less current portion	17,411	—
Tax receivable agreement liability	5,700	—
Other long-term liabilities	1,644	132
Total liabilities	109,465	82,487
Stockholders' Equity
Class A common stock, par value $0.001 per share; 1,500,000,000 shares authorized, 59,199,868 shares issued and outstanding as of September 30, 2022, 47,948,888 shares issued and outstanding as of December 31, 2021	59	48
Class B common stock, par value $0.001 per share; 500,000,000 shares authorized, 1,662,802 shares issued and outstanding as of September 30, 2022, 11,151,110 shares issued and outstanding as of December 31, 2021	2	11
Class C common stock, par value $0.001 per share; 500,000,000 shares authorized, 47,377,587 shares issued and outstanding as of September 30, 2022 and December 31, 2021	47	47
Class D common stock, par value $0.001 per share; 500,000,000 shares authorized, 130,083,755 shares issued and outstanding as of September 30, 2022 and December 31, 2021	130	130
Additional paid-in-capital	432,640	388,591
Accumulated other comprehensive loss	(1,880)	(34)
Accumulated Deficit	(184,648)	(191,926)
Total stockholders' equity attributable to Clearwater Analytics Holdings, Inc.	246,350	196,867
Non-controlling interests	63,913	65,001
Total stockholders' equity	310,263	261,868
Total liabilities and Stockholders' Equity	$419,728	$344,355

Clearwater Analytics Holdings, Inc.

Consolidated Statements of Operations

(In thousands, except share amounts and per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$76,552	$64,489	$220,739	$182,259
Cost of revenue(2)	22,720	17,785	64,811	47,683
Gross profit	53,832	46,704	155,928	134,576
Operating expenses:
Research and development(2)	25,438	18,415	69,568	50,991
Sales and marketing(2)	13,187	10,126	38,254	26,151
General and administrative(2)	16,371	10,900	46,864	29,627
Total operating expenses	54,996	39,441	154,686	106,769
Income (loss) from operations	(1,164)	7,263	1,242	27,807
Interest (income) expense, net	(693)	8,302	139	25,261
Tax receivable agreement expense	2,600	—	5,700	—
Loss on debt extinguishment	—	10,303	—	10,303
Other income, net	(469)	(130)	(828)	(65)
Loss before provision for income taxes	(2,602)	(11,212)	(3,769)	(7,692)
Provision for income taxes	424	216	959	536
Net loss	(3,026)	(11,428)	(4,728)	(8,228)
Less: Net income (loss) attributable to non-controlling interests	(52)	(3,114)	277	86
Net loss attributable to Clearwater Analytics Holdings, Inc.	$(2,974)	$(8,314)	$(5,005)	$(8,314)

Net loss per share attributable to Class A and Class D common stock(1):
Basic	$(0.02)	$(0.05)	$(0.03)	$(0.05)
Diluted	$(0.01)	$(0.05)	$(0.02)	$(0.05)

Weighted average shares of Class A and Class D common stock outstanding:
Basic	187,824,531	177,449,844	184,026,378	177,449,844
Diluted	237,869,291	235,978,541	237,441,224	235,978,541

(1) Basic and diluted net loss per share of Class A and Class D common stock is applicable only for the periods after the IPO and related transactions.

(2) Amounts include equity-based compensation as follows:

Cost of revenue	$2,594	$899	$7,281	$2,171
Operating expenses:
Research and development	5,133	2,226	14,003	5,912
Sales and marketing	2,941	1,655	9,452	3,782
General and administrative	6,033	2,903	18,032	7,374
Total equity-based compensation expense	$16,701	$7,683	$48,768	$19,239

Clearwater Analytics Holdings, Inc.

Consolidated Statements of Cash Flows

(In thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
OPERATING ACTIVITIES
Net loss	$(3,026)	$(11,428)	$(4,728)	$(8,228)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,381	792	3,499	2,204
Noncash operating lease cost	1,891	—	5,226	—
Equity-based compensation	16,701	7,683	48,768	19,239
Change in tax receivable liability	2,600	—	5,700	—
Amortization of deferred contract acquisition costs	1,154	893	3,221	2,404
Amortization of debt issuance costs, included in interest expense	71	500	210	1,474
Deferred tax benefit	(106)	—	(590)	—
Debt extinguishment costs	—	10,303	—	10,303
Changes in operating assets and liabilities:
Accounts receivable, net	(9,648)	(3,924)	(15,051)	(16,117)
Prepaid expenses and other assets	1,563	2,287	1,618	(8,717)
Deferred commissions	(1,478)	(1,677)	(3,593)	(2,922)
Accounts payable	661	544	240	194
Accrued expenses and other liabilities	2,916	1,291	(4,673)	(8,893)
Net cash provided by (used in) operating activities	14,680	7,264	39,847	(9,059)
INVESTING ACTIVITIES
Purchases of property and equipment	(1,912)	(1,268)	(5,880)	(3,499)
Purchase of short-term investments	—	—	(3,000)	—
Net cash used in investing activities	(1,912)	(1,268)	(8,880)	(3,499)
FINANCING ACTIVITIES
Proceeds from issuance of common units	—	—	—	1,560
Proceeds from exercise of options	1,542	8	7,926	259
Minimum tax withholding paid on behalf of employees for net share/unit settlement	(2,564)	(1,598)	(2,564)	(2,185)
Repurchase of common units	—	—	—	(626)
Proceeds from employee stock purchase plan	—	—	2,401	—
Repayments of borrowings	(688)	(432,692)	(2,063)	(434,231)
Payments of costs associated with early repayment of debt	—	(2,029)	—	(2,029)
Proceeds from borrowings	—	55,000	—	55,000
Payment of debt issuance costs	—	(1,400)	—	(1,400)
Proceeds from initial public offering, net of underwriting discounts	—	582,188	—	582,188
Payment of costs associated with the IPO	—	(1,450)	(214)	(1,850)
Payment of tax distributions	(17)	—	(17)	—
Net cash provided by (used in) financing activities	(1,727)	198,027	5,469	196,686
Effect of exchange rate changes on cash and cash equivalents	(1,164)	11	(2,510)	(122)
Net change in cash and cash equivalents during the period	9,877	204,034	33,926	184,006
Cash and cash equivalents, beginning of period	278,646	41,060	254,597	61,088
Cash and cash equivalents, end of period	$288,523	$245,094	$288,523	$245,094
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$151	$10,078	$766	$25,847
Cash paid for income taxes	$939	$104	$1,425	$67
NON-CASH INVESTING AND FINANCING ACTIVITIES
Purchase of property and equipment included in accounts payable and accrued expense	$162	$325	$162	$325
Direct costs incurred with the IPO included in other assets and accrued expenses	$—	$3,251	$—	$3,251
Tax distributions to unitholders included in accrued expenses	$1,646	$—	$1,646	$—

Clearwater Analytics Holdings, Inc.

Reconciliation of Net Loss to Adjusted EBITDA

(In thousands, unaudited)

	Three Months Ended September 30,
	2022		2021
Net loss	$(3,026)	(4%)	$(11,428)	(18%)
Adjustments:
Interest (income) expense, net	(693)	-1%	8,302	13%
Loss on debt extinguishment	—	0%	10,303	16%
Depreciation and amortization	1,381	2%	792	1%
Equity-based compensation	16,701	22%	7,683	12%
Tax receivable agreement expense	2,600	3%	—	0%
Transaction expenses(1)	1,327	2%	—	0%
Other expenses(2)	559	1%	1,430	2%
Adjusted EBITDA	18,849	25%	17,082	26%
Revenue	$76,552		$64,489

	Nine Months Ended September 30,
	2022		2021
Net loss	$(4,728)	(2%)	$(8,228)	(5%)
Adjustments:
Interest expense, net	139	0%	25,261	14%
Loss on debt extinguishment	—	0%	10,303	6%
Depreciation and amortization	3,499	2%	2,204	1%
Equity-based compensation	48,768	22%	19,239	11%
Tax receivable agreement expense	5,700	3%	—	0%
Transaction expenses(1)	1,327	1%	—	0%
Other expenses(2)	2,081	1%	3,825	2%
Adjusted EBITDA	56,786	26%	52,604	29%
Revenue	$220,739	100%	$182,259	100%

(1) Transaction expenses include legal, accounting, banking, diligence, and other expenses related to completed and contemplated acquisitions.

(2) Other expenses includes management fees to our investors, income taxes, foreign exchange gains and losses and other expenses that are not reflective of our core operating performance including the costs to set up our Up-C structure and Tax Receivable Agreement.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Up-C structure expenses	$—	$726	$158	$1,652
Management fees and reimbursed expenses	604	618	1,792	1,702
Provision for income tax expense	424	216	959	536
Miscellaneous	(469)	(130)	(828)	(65)
Total other expenses	$559	$1,430	$2,081	$3,825

Clearwater Analytics Holdings, Inc.

Reconciliation of Free Cash Flow

(In thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net cash provided by (used in) operating activities	$14,680	$7,264	$39,847	$(9,059)
Less: Purchases of property and equipment	1,912	1,268	5,880	3,499
Free Cash Flow	$12,768	$5,996	$33,967	$(12,558)

Clearwater Analytics Holdings, Inc.

Reconciliation of Non-GAAP Information

(In thousands, except share amounts and per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$76,552	$64,489	$220,739	$182,259

Gross profit	$53,832	$46,704	$155,928	$134,576
Adjustments:
Equity-based compensation	2,594	899	7,281	2,171
Depreciation and amortization	863	457	2,197	1,228
Gross profit, non-GAAP	$57,289	$48,060	$165,406	$137,975
As a percentage of revenue, non-GAAP	75%	75%	75%	76%

Cost of Revenue	$22,720	$17,785	$64,811	$47,683
Adjustments:
Equity-based compensation	2,594	899	7,281	2,171
Depreciation and amortization	863	457	2,197	1,228
Cost of revenue, non-GAAP	$19,263	$16,429	$55,333	$44,284
As a percentage of revenue, non-GAAP	25%	25%	25%	24%

Research and development	$25,438	$18,415	$69,568	$50,991
Adjustments:
Equity-based compensation	5,133	2,226	14,003	5,912
Depreciation and amortization	396	221	878	643
Research and development, non-GAAP	$19,909	$15,968	$54,687	$44,436
As a percentage of revenue, non-GAAP	26%	25%	25%	24%

Sales and marketing	$13,187	$10,126	$38,254	$26,151
Adjustments:
Equity-based compensation	2,941	1,655	9,452	3,782
Depreciation and amortization	67	63	199	183
Sales and marketing, non-GAAP	$10,179	$8,408	$28,603	$22,186
As a percentage of revenue, non-GAAP	13%	13%	13%	12%

General and administrative	$16,371	$10,900	$46,864	$29,627
Adjustments:
Equity-based compensation	6,033	2,903	18,032	7,374
Depreciation and amortization	55	51	225	150
Management fees and reimbursed expenses	604	618	1,792	1,702
Transaction expenses	1,327	—	1,327	—
Up-C structure expenses	—	726	158	1,652
General and administrative, non-GAAP	$8,352	$6,602	$25,330	$18,749
As a percentage of revenue, non-GAAP	11%	10%	11%	10%

Income (loss) from operations	$(1,164)	$7,263	$1,242	$27,807
Adjustments:
Equity-based compensation	16,701	7,683	48,768	19,239
Depreciation and amortization	1,381	792	3,499	2,204
Management fees and reimbursed expenses	604	618	1,792	1,702
Transaction expenses	1,327	—	1,327	—
Up-C structure expenses	—	726	158	1,652
Income from operations, non-GAAP	$18,849	$17,082	$56,786	$52,604
As a percentage of revenue, non-GAAP	25%	26%	26%	29%

Net loss	$(3,026)	$(11,428)	$(4,728)	$(8,228)
Adjustments:
Equity-based compensation	16,701	7,683	48,768	19,239

Depreciation and amortization	1,381	792	3,499	2,204
Tax receivable agreement expense	2,600	—	5,700	—
Management fees and reimbursed expenses	604	618	1,792	1,702
Transaction expenses	1,327	—	1,327	—
Up-C structure expenses	—	726	158	1,652
Loss on extinguishment of debt	—	10,303	—	10,303
Tax impacts of adjustments to net loss(1)	(5,803)	—	(16,668)	—
Net income, non-GAAP	$13,784	$8,694	$39,848	$26,872
As a percentage of revenue, non-GAAP	18%	13%	18%	15%

Net income per share(2) - basic, non-GAAP	$0.07	NMF	$0.22	NMF
Net income per share(2) - diluted, non-GAAP	$0.06	NMF	$0.16	NMF

Weighted-average common shares outstanding - basic	187,824,531	177,449,844	184,026,378	177,449,844
Weighted-average common shares outstanding - diluted	248,934,095	235,978,541	249,613,673	235,978,541

NMF - not meaningful

(1) The estimated non-GAAP effective tax rate was 29% for the three and nine months ended September 30, 2022 and has been used to adjust the provision for income taxes for non-GAAP net income and non-GAAP basic and diluted net income per share.

(2) Basic and diluted net income per share of Class A and Class D common stock is applicable only for the periods after the IPO and related transactions.